Amendment to Intellectual Property Transfer Agreement

Agreement Number: AAIP-AMEND0625
Date of Execution: June 2, 2025
Place of Execution: New York, USA

Parties

Party A: AB International Group Corp. (hereinafter referred to as “AB Corp”)
Company Address: 144 Main St., Mt. Kisco, NY 10549, USA

Party B: AIHUB Releasing, Inc. (hereinafter referred to as “AIHUB”)
Registered Address: 131 Continental Drive, Suite 301, Newark, DE 19713-4323, USA

(Party A and Party B are collectively referred to as the “Parties” and individually as a “Party”.)

Background

The Parties executed an Intellectual Property (IP) License Agreement on May 5, 2025 (hereinafter referred to as the “Original Agreement”), whereby Party B granted Party A an exclusive license to use the ufilm AI Generated Creation, Productions Synthesis and Release System (hereinafter referred to as “ufilm AI IP”) for a total license fee of USD 2,000,000, comprising USD 500,000 payable in cash within ten business days of the agreement’s effective date and the remaining USD 1,500,000 payable in cash within ten business days after the SaaS software (utilizing the ufilm AI IP website) passes Party A’s testing.

Upon testing by Party A, the ufilm AI IP failed to meet the functional standards specified in the Original Agreement, based on the following: Approximately two-thirds of the ufilm AI IP’s functionalities remain unimplemented, including but not limited to the following critical modules:

  Automatic Ad Insertion Module: This module, intended to enable automatic insertion of advertisements based on content and audience data, has not been developed and is non-functional.
  Intelligent Video Release Module: This module, intended to enable AI-driven automated video release and distribution optimization, has not been developed and is non-functional.

The absence of these functionalities resulted in the ufilm AI IP failing Party A’s SaaS software testing as stipulated in Clause 4(2) of the Original Agreement.

Following amicable negotiations, the Parties agree to amend the transaction structure of the Original Agreement as follows:

  Party A shall provide the NFT Movies and Music Market Intellectual Property (NFT MMM IP, valued at USD 500,000) in lieu of the USD 500,000 cash payment as consideration for the ufilm AI IP.
  Due to the ufilm AI IP’s failure to meet the standards, Party A is exempted from paying the remaining USD 1,500,000, and the entire interest in the ufilm AI IP (beyond a mere license) shall be transferred to Party A. The transaction is settled with the NFT MMM IP (USD 500,000) as the full consideration for the ufilm AI IP, settling all transaction obligations.

This Amendment aims to formalize the above consensus, supersede relevant provisions of the Original Agreement, and confirm the completion of the transaction.

Terms of the Amendment

Article 1: Amendment of Transaction Structure

The Parties confirm that Party A shall provide the NFT MMM IP (valued at USD 500,000) as consideration for the transfer of the entire interest in the ufilm AI IP (as valued at USD 2,000,000 in the Original Agreement), including ownership, usage rights, and commercialization rights.

The Parties agree that, due to the ufilm AI IP’s failure to implement approximately two-thirds of its functionalities (including the automatic ad insertion and intelligent video release modules, as detailed in Background Clause 2), Party A is exempted from paying the remaining USD 1,500,000, and the transaction is settled with the NFT MMM IP as the full consideration for the ufilm AI IP.

Upon the effective date of this Amendment, the provisions of the Original Agreement concerning the USD 2,000,000 license fee (Clause 4) and the grant of license rights (Clause 1) are terminated. The entire interest in the ufilm AI IP is transferred to Party A, while other provisions of the Original Agreement (e.g., confidentiality obligations) remain in effect.

Article 2: Asset Valuation and Equivalence

The Parties confirm:

  The NFT MMM IP is valued at USD 500,000, based on the Parties’ mutual assessment of its market value, technical potential, and commercial prospects.
  The ufilm AI IP was valued at USD 2,000,000 in the Original Agreement, but due to the non-implementation of two-thirds of its functionalities (including the automatic ad insertion and intelligent video release modules), the Parties agree that the NFT MMM IP (USD 500,000) serves as the full consideration.

The Parties agree that no third-party valuation is required for the exchanged assets and confirm that the valuation and transaction arrangement are fair, reasonable, and binding.

This transaction is a direct asset swap, requiring no cash payments.

Article 3: Asset Delivery

Party A’s Delivery:

  Party A shall complete the transfer of the NFT MMM IP within 30 business days from the effective date of this Amendment, including but not limited to copyright transfers, trademark registration transfers, and delivery of technical documentation.
  Delivery Method: Digital assets (e.g., source code, databases) shall be delivered via hard drive or encrypted transmission (e.g., AES-256 encrypted cloud storage); physical documents (if any) shall be delivered via courier (e.g., FedEx) or in person.

Party B’s Delivery:

  Party B shall complete the transfer of the ufilm AI IP within 30 business days from the effective date of this Amendment, including but not limited to patent registration transfers, source code delivery, and technical documentation.
  Delivery Method: Digital assets (e.g., source code, technical documentation) shall be delivered via hard drive or encrypted transmission (e.g., AES-256 encrypted cloud storage); physical documents (if any) shall be delivered via courier (e.g., FedEx) or in person.

The Parties shall execute an Asset Delivery Confirmation to confirm completion of asset delivery.

If either Party identifies defects in the delivered assets, it shall notify the other Party in writing within 7 business days of receipt, and the Parties shall resolve the issue through consultation.

Article 4: Representations and Warranties

Party A’s Representations:

  Party A has full and legal ownership of the NFT MMM IP, free from any defects, pledges, or third-party claims.
  The NFT MMM IP does not infringe any third-party intellectual property rights and is not subject to pending litigation or disputes.

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Party B’s Representations:

  Party B has full and legal ownership of the ufilm AI IP, free from any defects, pledges, or third-party claims.
  Party B acknowledges that approximately two-thirds of the ufilm AI IP’s functionalities (including the automatic ad insertion and intelligent video release modules) are not implemented and agrees that the NFT MMM IP (USD 500,000) serves as the full consideration.

The Parties confirm that they have conducted thorough negotiations and are satisfied with the transaction arrangement in this Amendment.

Article 5: Confidentiality

The Parties shall maintain the confidentiality of this Amendment and all confidential information involved in the delivery process (including but not limited to source code, technical documentation, and test reports) and shall not disclose such information to third parties without the other Party’s written consent.

The confidentiality obligation remains effective for 5 years after the termination of this Amendment, consistent with Clause 8 of the Original Agreement.

Article 6: Governing Law and Dispute Resolution

This Amendment is governed by the laws of the State of New York, USA, consistent with the Original Agreement.

Any disputes arising from this Amendment shall first be resolved through consultation. If consultation fails, disputes shall be submitted to the American Arbitration Association (AAA) in New York City, New York, for arbitration. The arbitration award shall be final and binding on both Parties.

Article 7: Miscellaneous

Annexes: The annexes to this Amendment form an integral part and have the same legal effect as the main text. The annexes include:

  Annex I: NFT MMM IP List
  Annex II: ufilm AI IP List

Priority: In case of any inconsistency between this Amendment and the Original Agreement, this Amendment shall prevail.

Entire Agreement: This Amendment, together with the Original Agreement, constitutes the entire agreement between the Parties regarding the transfer of the ufilm AI IP, superseding all prior oral or written negotiations related to this matter.

Language: This Amendment is executed in Chinese.

Execution

This Amendment is executed in two originals, with each Party retaining one copy, and takes effect upon signing by both Parties.

Party A: AB International Group Corp.
Signature: /s/ Chiyuan Deng
Name: Chiyuan Deng
Title: Chief Executive Officer
Date: June 2, 2025

Party B: AIHUB Releasing, Inc.
Signature: /s/ Baoyu Chen
Name: Baoyu Chen
Title: President
Date: June 2, 2025

Annex I: NFT MMM IP List

Copyright: NFT MMM platform software stareastnet.io SaaS,
Trademark: NFT MMM brand, Google Play App
Technical Documentation: Platform architecture manual, database structure

Annex II: ufilm AI IP List

Technology: ufilm AI Generated Creation, Productions Synthesis and Release System (excluding automatic ad insertion and intelligent video release modules)
Copyright: SaaS platform software ufilm.ai
Source Code: ufilm AI core code
Technical Documentation: System architecture manual

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